SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:

[_]  Preliminary Information Statement

[_] Confidential, for the Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                               ZAP.COM CORPORATION

                (Name of Registrant as Specified in Its Charter)

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     (2)  Aggregate number of securities to which transaction applies:

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          pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


                                [LOGO OF ZAP.COM]


                         100 Meridian Centre, Suite 350
                            Rochester, New York 14618

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Zap.Com Corporation, to be held on June 6, 2001, at 2:00 p.m., EST, at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York 14424. At the meeting, we will consider those matters described in the accompanying notice of annual meeting of stockholders, report on the progress of the Company, comment on matters of interest and respond to your questions. A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000 containing financial statements, preceded or accompanies this mailing.

     We appreciate your continued interest in Zap.Com.

                                   Sincerely,


                                   AVRAM A. GLAZER,
                                   President and Chief Executive Officer

                               ZAP.COM CORPORATION
                         100 MERIDIAN CENTRE, SUITE 350
                            ROCHESTER, NEW YORK 14618
                                 (716) 242-2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 6, 2001

To the Stockholders of Zap.Com Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Zap.Com Corporation, a Nevada corporation ("Zap.Com" or the "Company"), will be held at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York 14424, on June 6, 2001, at 2:00 p.m., EST, for the following purposes:

     1.   To elect a director;

     2. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent public accountants; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has set the close of business on April 26, 2001 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed following the record date. A list of such stockholders will be available during normal business hours at the offices of the Company for inspection at least ten days prior to the Annual Meeting. A copy of the Annual Report of the Company's operations during the fiscal year ended December 31, 2000 and Zap.Com's Information Statement accompanies this notice.

     Stockholders are cordially invited and encouraged to attend the Annual Meeting in person.

                               By Order of the Board of Directors,

                               AVRAM A. GLAZER,
                               President and Chief Executive Officer

Rochester, New York
April 30, 2001

                               ZAP.COM CORPORATION
                         100 MERIDIAN CENTRE, SUITE 350
                            ROCHESTER, NEW YORK 14618
                                 (716) 242-2000

                              INFORMATION STATEMENT

     This Information Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished to the stockholders of Zap.Com Corporation ("Zap.Com" or the "Company") by the Board of Directors in connection with the Annual Meeting of Stockholders to be held on June 6, 2001, at 2:00 p.m., EST, at the Canandaigua Inn on the Lake, Canandaigua, New York 14424, and at any adjournments thereof (the "Annual Meeting").

     It is contemplated that this Information Statement will first be mailed to Zap.Com stockholders on or about May 8, 2001. We are not asking you for a proxy and you are requested not to send a proxy.

     The principal executive offices of the Company are located at 100 Meridian Centre, Suite 350, Rochester, New York 14618; telephone (716) 242-2400. All references herein to a fiscal year are to the 12 month period ended on December 31st of the indicated calendar year.

Matters to be Considered at the Annual Meeting

     At the Annual Meeting, including any adjournment(s) thereof, the stockholders of Zap.Com will be asked to consider and vote upon the election of a director, the ratification of appointment of the Company's independent public accountant and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The proposals are described in more detail in this Information Statement. The Board knows of no other matters that are likely to be brought before the Annual Meeting.

Record Date; Outstanding Shares

     The Board of Directors of the Company has fixed the close of business on April 26, 2001 (the "Record Date") as the date for the determination of stockholders who are entitled to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. As of the Record Date, the Company's issued and outstanding capital stock consisted of 50,004,474 shares of common stock, par value $.001 per share (the "Common Stock"), which was held by approximately 1,506 holders of record. Each share of Common Stock is entitled to one vote in the election of directors and on each matter submitted for stockholder approval. The Common Stock is the Company's only outstanding class of stock as of the date of this Information Statement. As of the date of this Information Statement, Zapata Corporation ("Zapata") holds 48,972,258 shares of Zap.Com common stock, or approximately 98% of Zap.Com's outstanding Common Stock. Accordingly, Zapata will be able to determine the outcome of the election of director and each proposal to be presented at the Annual Meeting. Zapata has informed Zap.Com that it intends to vote in accordance with the Board's recommendations on all proposals to be presented at the Annual Meeting.

Quorum; Abstentions and Non-Votes; Vote Required

     The presence at the meeting, in person or by proxy, of the holders of a majority of the Company's outstanding shares of voting stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be adjourned or postponed in order to permit further solicitations of proxies by the Company.

     With respect to the election of directors, the nominee receiving the highest number of affirmative votes will be elected to the Board of Directors. The affirmative vote of a majority of the shares of Common Stock present and represented at the Annual Meeting will be necessary to ratify the Board's appointment of PricewaterhouseCoopers, LLP as the Company's independent public accountants. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the approval of the independent public accountants.

            The date of this Information Statement is April 30, 2001

                                   PROPOSAL 1

                              ELECTION OF DIRECTOR

     Pursuant to the Company's Restated Articles of Incorporation (the "Restated Articles") and By-Laws, the size of the Board is currently set at one director. Avram Glazer is the sole director.

     Directors will be elected by a plurality of the votes cast for director nominees at the Annual Meeting.

     Mr. Glazer has nominated himself to serve for a one year term or until his successor is duly qualified or elected. Mr. Glazer, age 40, has served as the sole director and President and Chief Executive Officer of Zap.Com since its formation in April 1998. Mr. Glazer also serves as President and Chief Executive Officer of Zapata Corporation (NYSE: ZAP) which as of the date of this Information Statement holds of record and beneficially approximately 98% of the Company's outstanding common stock. Mr. Glazer has held these positions since 1995. For more than five years prior to becoming Zapata's President and Chief Executive Officer, Mr. Glazer was employed by, and worked on behalf of, Malcolm
I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer. Mr. Glazer also serves as a director of Zapata and Viskase Corporation (f/k/a Envirodyne Corporation) (a food packaging company) and is Chairman of the Board and a director of Omega Protein Corporation (a marine protein company).

     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE AS DIRECTOR.

Board of Directors and Committees of the Board

     During Fiscal 2000, the Board of Directors met or acted by written consent three times.

     Zap.Com's Board of Directors does not presently maintain any committees since the Board only consists of one director. Upon expansion of the size of the Board to three or more directors, the By-Laws require that two standing committees of the Board of Directors be activated: the audit committee and the compensation committee, each comprised of two or more directors. The members of these committees will be appointed following the expansion of the Board to three or more directors.

     The primary purpose of the audit committee will be to (1) select the firm of independent accountants that will audit Zap.Com's financial statements, (2) discuss the scope and the results of the audit with the accountants and (3) review Zap.Com's financial accounting and reporting principles. The audit committee will also examine and discuss the adequacy of Zap.Com's financial controls with the independent accountants and with management.

     The functions of the compensation committee will be to review, approve and recommend to the Board of Directors the terms and conditions of incentive bonus plans applicable to corporate officers and key management personnel, to review and approve the annual salary of the chief executive officer, and to administer Zap.Com's 1999 Long-Term Incentive Plan.

Director Compensation

     Each director who is not an employee of Zap.Com will be compensated for serving as a director at a set dollar amount to be determined by the Board. In addition, each new non-employee director will, upon joining the Board, be granted options under the Zap.Com 1999 Long-Term Incentive Plan to purchase shares of Zap.Com Common Stock at the fair market value for the shares. The Board will determine the number and terms of the options to be granted to the new director. There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other persons under which that person was selected to serve as a director or officer.

Executive Officers

     The Company's officers serve at the pleasure of the Board of Directors. The following table sets forth information concerning the executive officers of Zap.Com as of the date of this Information Statement:


Name                                          Age                                   Position
----                                          ---                                   --------
Avram A. Glazer.........................      40        President, Chief Executive Officer and Chairman of the Board
Leonard DiSalvo.........................      42        Vice President -- Finance and Chief Financial Officer
Gordon E. Forth.........................      39        Secretary


     Leonard DiSalvo, age 42, has served as Zap.Com's Vice President -- Finance and Chief Financial Officer since April 1999. Mr. DiSalvo also serves as Zapata's Vice President -- Finance and Chief Financial Officer, a position he has held since joining Zapata in September 1998. Mr. DiSalvo has 20 years of experience in the areas of finance and accounting. Mr. DiSalvo served as a finance manager for Constellation Brands, Inc., a national manufacturer and distributor of wine, spirits and beer since 1996. Prior to that position, Mr. DiSalvo held various management positions in the areas of finance and accounting in the Contact Lens Division of Bausch & Lomb Incorporated. Mr. DiSalvo received his B.S. from St. John Fisher College and is a Certified Public Accountant.

     Gordon E. Forth, age 39, has served as Zap.Com's Secretary since April 1999. Mr. Forth also serves as Zapata's secretary. Mr. Forth is a partner of Woods Oviatt Gilman LLP, a Rochester, New York based law firm, which provides legal services to both Zapata and Zap.Com. Mr. Forth has practiced law at Woods Oviatt Gilman since 1987. Mr. Forth serves as a director of Hahn Automotive Warehouse, Inc. (Nasdaq SmallCap: HAHN) (a distributor of automotive replacement parts). Mr. Forth received his B.A. from Hope College and his law degree and M.B.A. from Vanderbilt University.

                             EXECUTIVE COMPENSATION

     Zap.Com presently has no employment agreements with its officers or other key employees. Until April 30, 2000, a portion of the cost of the compensation of Zap.Com's executives who are also employed by Zapata, was allocated to Zap.Com under a services agreement between Zapata and Zap.Com. Zap.Com reimbursed Zapata for those costs. These costs were based upon an estimate of the amount of time devoted by those employees to the operation and affairs of each corporation. Effective as of May 1, 2000, Zapata waived its right to be reimbursed for these expenses until April 30, 2001 (or such longer period and may be determined by Zapata).

     The following table sets forth information regarding compensation with respect to Fiscal 2000 and 1999, for services in all capacities rendered to the Company and its subsidiaries by the Company's President and Chief Executive Officer ("Named Officers"). None of the Company's other executive officers received annual compensation in excess of $100,000 during Fiscal 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                              Annual Compensation           Long-Term Compensation Awards
                                                          ----------------------------     ---------------------------------
Name and                                       Fiscal
Principal Position                             Year         Salary($)      Bonus($)        Securities Underlying Options(#)
------------------                             ----         ---------      --------        --------------------------------

Avram A. Glazer, President and Chief           2000       $  65,000(1)        --                          --
Executive Officer
                                               1999         207,000(2)        --                      365,000(3)

----------------------------------

(1) Mr. Glazer serves as President and Chief Executive Officer of both Zapata and Zap.Com. During the first four months of Fiscal 2000, Zapata allocated approximately 65% of Mr. Glazer's annual salary to Zap.Com. On April 30, 2000, Zapata waived its right under a services agreement to be reimbursed these expenses for a period of one year.

(2) For Fiscal 1999, Zapata allocated 69% of Mr. Glazer's annual salary to Zap.Com.

(3) Non-qualified stock options were granted to Mr. Glazer under Zap.Com's 1999 Long-Term Incentive Plan. The share amounts under this column reflect only the shares underlying the options that were granted during fiscal 1999. The options have an exercise price of $2.00 per share and generally vest over three years from the date of grant.

No options were granted to any Named Officer during Fiscal 2000.

     The following sets forth for each of the Named Officers options exercised and the number and value of securities underlying unexercised options held by the Named Officers as of the end of Fiscal 2000.

         Aggregated Options Exercises and Fiscal Year-End Option Values


                                                                            Number of
                                                                      Securities Underlying       Value of Unexercised
                                         Shares                        Unexercised Options        In-the-Money Options
                                        Acquired        Value          At Fiscal Year-End          At Fiscal Year-End
Name                                  on Exercise      Realized    Exercisable   Unexercisable  Exercisable/Unexercisable(1)
----                                  -----------      --------    -----------   -------------  -------------------------

Avram A. Glazer                            --             --         121,666        243,334                $0/$0
President and Chief Executive
Officer

     (1) Based on the closing price on the NASD electronic bulletin board for Zap.Com's Common Stock on December 31, 2000, none of the named officers' options were "in-the-money" as of that date.

1999 Long-Term Incentive Plan

     The 1999 Long-Term Incentive Plan was approved by Zap.Com's Board and Zapata as Zap.Com's sole stockholder in April 1999, and amended in October 1999. Pursuant to the plan, awards may be made to existing and future officers, other employees, consultants and directors of Zap.Com from time to time. The 1999 Incentive Plan is intended to promote the long-term financial interests and growth of Zap.Com by providing employees, officers, directors and consultants of Zap.Com with appropriate incentives and rewards to enter into and continue in the employ of, or their relationship with, Zap.Com and to acquire a proprietary interest in the long-term success of Zap.Com; and to reward the performance of individual officers, other employees, consultants and directors in fulfilling their responsibilities for long-range achievements.

     Zap.Com's Board, or upon formation, the compensation committee (both of which are referred to below as the "committee"), makes awards under the 1999
Incentive Plan from among those eligible persons who hold positions of responsibility and whose performance, in the judgment of the committee, has a significant effect on Zap.Com's success.

     Under the 1999 Incentive Plan 3,000,000 shares of Common Stock are available for awards. The 1999 Incentive Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, stock awards, cash awards, or other rights or interests. Stock options may be incentive stock options that comply with Section 422 of the Code. Future allocation of awards under the 1999 Incentive Plan is not currently determinable as the allocation is dependent upon future decisions to be made by the committee in its sole discretion, and the applicable provisions of the 1999 Incentive Plan.

     The exercise price of any stock option may, at the discretion of the committee, be paid in cash or by surrendering shares or another award under the 1999 Incentive Plan, valued at fair market value on the date of exercise or any combination of cash or stock.

     Stock appreciation rights are rights to receive, without payment to Zap.Com, cash or shares of Zap.Com Common Stock with a value determined by reference to the difference between the exercise or strike price of the stock appreciation rights and the fair market value or other specified valuation of the shares at the time of exercise. Stock appreciation rights may be granted in tandem with stock options or separately.

     Stock awards may consist of shares of Zap.Com Common Stock or be denominated in units of shares of Common Stock. A stock award may provide for voting rights and dividend equivalent rights.

     The committee may specify conditions for awards, including vesting service and performance conditions. Vesting conditions may include, without limitation, provision for acceleration in the case of a change-in-control of Zap.Com, vesting conditions and performance conditions, including, without limitation, performance conditions based on achievement of specific business objectives, increases in specified indices and attaining specified growth measures or rates.

     An  award  may  provide  for  the  granting  or  issuance  of   additional,
replacement or alternative awards upon the occurrence of specified events, including the exercise of the original award.

     An award may provide for a tax gross-up payment to a participant if a change in control of Zap.Com results in the participant owing an excise tax or other tax above the rate ordinarily applicable, due to the parachute tax provisions of Section 280G of the Code or otherwise. The gross-up payment would be in an amount so that the net amount received by the participant, after paying the increased tax and any additional taxes on the additional amount, would be equal to that receivable by the participant if the increased tax were not applicable.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

     Directors, officers and greater than 10% stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and certain written representations, no persons who were either a director, officer, or beneficial owner of more than 10% of the Company's Common Stock failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the recent fiscal year.

Compensation Committee Interlocks and Insider Participation

     The Board of Directors of Zap.Com has no compensation committee, or other board committee performing equivalent functions. The Board of Directors made all decisions concerning compensation of Zap.Com executives during the last fiscal year, except with respect to Avram Glazer and Leonard DiSalvo. The Board of Directors of Zap.Com is comprised only of Avram Glazer, Zap.Com's President and Chief Executive Officer. The compensation of Mr. Glazer and Mr. DiSalvo for the last fiscal year was determined by the Compensation Committee of the Board of Directors of Zapata Corporation.

               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     In Fiscal 2000, the Board followed executive compensation policies designed to provide incentives to its executives to focus on both Zap.Com's current and long-term goals, with an overriding emphasis on the ultimate objective of enhancing stockholder value. During that time, the Company's executive compensation program was comprised of cash and equity-based incentives, which recognize individual achievement and encourage executive loyalty and initiative. The Board considers equity ownership to be an important factor in providing executives with a closer orientation to the Company and its stockholders. Accordingly, the Board has granted options to purchase Common Stock pursuant to Zap.Com's 1999 Long-Term Incentive Plan.

     Base salaries for our executives were established on a case-by-case basis by the Board, based upon the executive's level of responsibility, prior experience, breadth of knowledge, and salary requirements. The Board granted stock options upon hiring or based upon subjective considerations as to an executive's contribution or potential contribution to the Company. Other benefits offered to executives were generally the same as those offered to Zap.Com's other employees.

                                  Respectfully submitted,

                                  AVRAM A. GLAZER,
                                  Director

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The Commission requires a comparison of the cumulative total return of the Company's Common Stock with that of (1) a broad equity market index and (2) a published industry or line-of-business index, or index of peer companies with similar market capitalization, over a five year period or such shorter that the Company has been registered under Section 12 of the Securities Exchange Act of 1934 ("Exchange Act"). The Company registered pursuant to Section 12 on November 12, 1999 and its common stock has traded on the NASD OTC Bulletin Board since November 30, 1999. The Company has selected to use the Russell 2000 Index as its broad market index. For the second required comparison the Company has selected the Chase Hambrecht & Quist Internet 100 Index.

     The stock price performance on the following graph does not necessarily indicate of future performance. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Information Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference, and it shall not otherwise be deemed filed.

                COMPARISON OF 13 MONTH CUMULATIVE TOTAL RETURN(1)
                AMONG ZAP.COM CORPORATION, THE RUSSELL 2000 INDEX
                    AND THE JP MORGAN H&Q INTERNET 100 INDEX

                                            Cumulative Total Return
                                      ----------------------------------
                                       11/99         12/99        12/00

ZAP.COM CORPORATION                  $100.00       $255.56      $ 16.67
RUSSELL 2000                          100.00        111.32       107.96
JP MORGAN H & Q INTERNET 100          100.00        138.91        53.45


---------------------------

(1) Assumes that the value of the investment in Company Common Stock and in each index was $100 on November 30, 1999 and the reinvestment of all dividends.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Zapata Corporation

     Until  November 12, 1999,  Zap.Com was a wholly owned  subsidiary of Zapata
Corporation. On November 12, 1999, Zapata distributed to its stockholders 477,742 shares of Zap.Com common stock or 1% of Zap.Com's outstanding common stock. On October 20, 1999, Zapata and Zap.Com entered into a services agreement that provides that Zapata will provide to Zap.Com management and administrative services, as well as the use of designated office space and facilities. The administrative services to be provided by Zapata, through its employees, include financial reporting, accounting, auditing, tax, office services, payroll and human resources as well as the management consulting services. Zapata billed Zap.Com for these services on a cost basis using methods that Zap.Com's management believes were reasonable. During Fiscal 2000, these services totaled approximately $298,000. On April 30, 2000, Zapata notified Zap.Com that it was waiving its rights to be reimbursed by Zap.Com for the provision of these services until April 30, 2001 (or such longer period as may be determined by Zapata). As a result, during Fiscal 2000, $75,000 was directly charged an/or allocated to Zap.Com for these services.

American Internetwork Sports Company, LLC

     On October 20, 1999 American Internetwork Sports Company, LLC and Zap.Com entered into a consulting agreement which required American Internetwork Sports to provide Zap.Com with corporate, business and marketing advice on sports related aspects of Zap.Com's business, including sports related content, e-commerce opportunities, strategic alliances and web sites who are candidates for the ZapNetwork. American Internetwork Sports is owned and controlled by Avram Glazer's siblings Kevin Glazer, Bryan Glazer, Joel Glazer, Darcie Glazer and Edward Glazer.

     In exchange for these services, Zap.Com and American Internetwork Sports entered into a warrant agreement which provided for the issuance of warrants to purchase up to 2,000,000 shares of Zap.Com common stock at an exercise price of $2.00 per share. The warrants were subject to a three year vesting schedule. In December 2000, the Zap.Com Board discontinued Zap.Com's Internet business and as part of that process terminated the consulting agreement without cause. As a result, the vesting of the warrants accelerated and became exercisable immediately. Zap.Com is required to register the shares covered by the warrants on a registration statement on Form S-8 upon the demand of American Internetwork Sports and to keep the registration in effect until all of the shares issuable under the warrants can be sold under Rule 144 within a three month period.

Other

     Gordon E. Forth, who serves as corporate secretary of Zap.Com, is a partner at Woods Oviatt Gilman LLP, which has acts as counsel to Zap.Com and Zapata. Mr. Forth also serves as corporate secretary to Zapata.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

     The following table sets forth information known to Zap.Com regarding beneficial ownership of Zap.Com Common Stock as of March 15, 2001 for (1) each Named Officer and director of Zap.Com who beneficially owns shares; (2) each stockholder known to Zap.Com to beneficially own 5% or more of Zap.Com's outstanding securities; and (3) all Named Officers and directors as a group.

                            Shares Beneficially Owned

                                                    No. of        Percentage
Name and Beneficial Owner                           Shares       of Ownership
-------------------------                           ------       ------------
Zapata Corporation(1)(2).......................... 48,972,258       97.9%
Avram Glazer(3), President, CEO and Director          171,667         *
All Named Officers and directors as a group.......    171,667         *
---------------------------

*    Represents ownership of less than 1.0%

(1) Zapata's address is 100 Meridian Centre, Suite 350, Rochester, New York 14618. As a result of this ownership, Zapata controls Zap.Com. Malcolm Glazer, through an entity he owns and controls, owns beneficially and of record approximately 44% of Zapata's outstanding common stock and, by virtue of that ownership, Malcolm Glazer may be deemed to control Zapata and, therefore, to beneficially own the Zap.Com securities held by Zapata. Mr. Glazer disclaims any beneficial ownership of Zap.Com's common stock beneficially owned by Zapata.

(2) Zap.Com has registered 1,000,000 shares of Zap.Com common stock held by Zapata for resale on a shelf basis under a separate registration statement. These figures are subject to change if Zapata sells any of these shares.

(3) Includes 121,667 shares subject to options exercisable within 60 days of the Record Date. Avram Glazer's address is 100 Meridian Centre, Suite 350, Rochester, New York 14618.

                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of PricewaterhouseCoopers, LLP to act as the Company's independent public accountants and to conduct an audit, in accordance with generally accepted auditing standards, of the Company's financial statements for the fiscal year ending December 31, 2001.

     The Board of Directors considers PricewaterhouseCoopers, LLP to be well qualified. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. Neither the firm nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as independent auditors. This selection is being submitted for ratification at the meeting.

     The affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting and entitled to vote is required for such ratification. If not ratified, the selection will be reconsidered by the Board, although the Board of Directors will not be required to select different independent auditors for the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE BOARD'S APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

Auditors' Fees


     Audit Fees: For professional services rendered by them for the audit of our annual financial statements for 2000, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q for 2000, PricewaterhouseCoopers LLP billed us fees in the aggregate amount of $67,500.


     Financial    Information   Systems   Design   and   Implementation    Fees:
PricewaterhouseCoopers LLP billed us no fees for professional services rendered by them for 2000 in connection with financial information systems design and implementation.


     All Other Fees: For professional services other than those described above rendered by them for 2000, PricewaterhouseCoopers LLP billed us fees in the aggregate amount of $25,815.


     The Board of Directors has considered whether the provision of services described above under "ALL OTHER FEES" is compatible with maintaining the independence of PricewaterhouseCoopers LLP.


                                  OTHER MATTERS

     As of the date of this Information Statement, the Board of Directors knows of no other matter to be presented at the Annual Meeting.

         STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

     Under applicable securities laws, stockholder proposals must be received by the Company no later than 120 days prior to May 8, 2002 to be considered for inclusion in the Company's Information Statement relating to the 2002 Annual Stockholders Meeting. If the Company changes the date of the 2002 Annual Meeting by more than 30 days from the date of the 2001 Annual Meeting, then stockholder proposals must be received by the Company a reasonable time before the Company begins to print and mail its proxy statement for the 2002 Annual Meeting.

                                By Order of the Board of Directors,



                                AVRAM A. GLAZER,
                                President and Chief Executive Officer

Rochester, New York
April 30, 2001